As filed with the Securities and Exchange Commission on July 29, 2008
                       1940 Act Registration No. 811-21649


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940  [ X ]
      Amendment No.                   7  [ X ]
                                    ----

                        (Check appropriate box or boxes)

                             _______________________

                          INSTITUTIONAL LIQUIDITY TRUST
               (Exact Name of Registrant as Specified in Charter)
                           605 Third Avenue, 2nd Floor
                          New York, New York 10158-0180
                    (Address of Principal Executive Offices)

       Registrant's Telephone Number, including Area Code: (212) 476-8800


                               Peter Eric Sundman
           Chairman of the Board, Chief Executive Officer and Trustee
                          Institutional Liquidity Trust
                           605 Third Avenue, 2nd Floor
                          New York, New York 10158-0180
                     (Name and Address of Agent for Service)

                                 With copies to:

                            Arthur C. Delibert, Esq.
                                  K&L Gates LLP
                                1601 K St., N.W.
                              Washington, DC 20006


                       ___________________________________

                                EXPLANATORY NOTE



      This amendment to the Registration Statement ("Registration Statement") is being filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended ("1940 Act"). However, beneficial interests in the series of the Registrant are not being registered under the Securities Act of 1933, as amended, ("1933 Act") because such interests are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of the Registrant.

                          INSTITUTIONAL LIQUIDITY TRUST

                 CONTENTS OF REGISTRATION STATEMENT ON FORM N-1A

This Registration Statement contains the following papers and documents:

      Cover Sheet

      Contents of Registration Statement on Form N-1A

      Part A

      Part B

      Part C

      Signature Page

      Exhibits

                                     PART A

      Responses to Items 1, 2, 3, and 8 have been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

      Responses to certain Items required to be included in Part A of this Registration Statement are incorporated herein by reference from Post-Effective Amendment No. 3 to the Registration Statement of Lehman Brothers Institutional Liquidity Funds ("LBILF") (1940 Act File No. 811-21715), as filed with the Securities and Exchange Commission ("SEC") on July 29, 2008 (the "LBILF Registration Statement"). Part A of the LBILF Registration Statement includes a joint prospectus for the Premier Class of MONEY MARKET Portfolio, PRIME
Portfolio, GOVERNMENT Portfolio, GOVERNMENT RESERVES Portfolio, TREASURY Portfolio, TREASURY RESERVES Portfolio, TAX-EXEMPT Portfolio and MUNICIPAL Portfolio (the "LBILF Part A"). Each series of LBILF invests in a master fund that is a series of Institutional Liquidity Trust (the "Trust").

ITEM 4.  INVESTMENT OBJECTIVES, PRINCIPAL  INVESTMENT  STRATEGIES, RELATED RISKS
--------------------------------------------------------------------------------
AND DISCLOSURE OF PORTFOLIO HOLDINGS
------------------------------------

      MONEY MARKET Master Series (formerly INSTITUTIONAL LIQUIDITY Portfolio), PRIME Master Series (formerly PRIME Portfolio), GOVERNMENT Master Series, GOVERNMENT RESERVES Master Series, TREASURY Master Series (formerly U.S. TREASURY Portfolio), TREASURY RESERVES Master Series, TAX-EXEMPT Master Series and MUNICIPAL Master Series (each a "Series") are each a series of the Trust, a diversified, no-load, open-end management investment company. Information on each Series' investment objective, how each Series intends to achieve its investment objectives, the particular type(s) of securities in which each Series principally invests, other investment practices of each Series, how each Series' investment adviser generally decides which securities to buy and sell, risk factors associated with investments in each Series, and the description of where to find each Series' policies and procedures with respect to the disclosure of portfolio holdings is incorporated herein by reference from the section titled "Goal & Strategy" to the section "Money Market Funds," the section titled "Main Risks" to the section "Other Risks," and the "Portfolio Holdings Policy" under the section titled "Your Investment" in the LBILF Part A at pages 1-2 (MONEY MARKET Master Series), pages 4-5 (PRIME Master Series), pages 7-8 (GOVERNMENT Master Series), pages 10-11 (GOVERNMENT RESERVES Master Series), pages 13-14 (TREASURY Master Series), pages 16-17 (TREASURY RESERVES Master Series), pages 19-20 (TAX-EXEMPT Master Series) and pages 22-23 (MUNICIPAL Master Series) and page 42 (All Portfolios). Additional investment techniques, features, and limitations concerning each Series' investment program are described in Part B of this Registration Statement.

ITEM 5.  MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE
-------------------------------------------------------

      Neuberger   Berman  Management  Inc.  ("NB Management")  serves   as   the
investment manager and Lehman Brothers Asset Management LLC serves as the sub-adviser of each Series.

      The following list identifies the specific sections and subsections of the LBILF Part A under which the information required by Item 5 of Form N-1A may be found; each listed section is incorporated herein by reference.

================================================================================
Item 5(a)(1) LBILF PART A: "Investment Manager" section (page 34); the section "Obtaining Information" on the Back Cover Page
--------------------------------------------------------------------------------
Item 5(a)(2)    LBILF PART A: "Portfolio Managers" section (page 34)
--------------------------------------------------------------------------------
Item 5(a)(3)    Not applicable.
================================================================================

      Each Series is a separate operating series of the Trust, a Delaware statutory trust organized as of October 1, 2004. The assets of each Series belong only to that Series, and the liabilities of each Series are borne solely by that Series and no other.

      Under Delaware law, the shareholders of a Series will not be personally liable for the obligations of the Series; a shareholder is entitled to the same limitation of personal liability extended to shareholders of a Delaware corporation. To guard against the risk that Delaware law might not be applied in other states, the Trust's Trust Instrument requires that every written obligation of the Trust or a Series contain a statement that such obligation may be enforced only against the assets of the Trust or Series and provides for indemnification out of Trust or Series property of any shareholder nevertheless held personally liable for Trust or Series obligations, respectively, merely on the basis of being a shareholder.

      Investments in a Series may not be transferred (except for purposes of effecting a merger, consolidation, or sale, lease, or exchange of all or substantially all of the assets of the Trust or a Series or, with approval of the trustees of the Trust ("Trustees"), of an investor therein). However, an investor may add to or withdraw all or any portion of its investment at any time at the net asset value ("NAV") of such investment. The Series are open for business every day that both the New York Stock Exchange ("NYSE") and the Federal Reserve Wire System are open ("Business Day"). This determination is made once during each Business Day for each Series, as follows. The MONEY MARKET Master Series, PRIME Master Series, GOVERNMENT Master Series and TREASURY Master Series each calculates its share price as of 5:00 p.m., Eastern time. GOVERNMENT RESERVES Master Series and TREASURY RESERVES Master Series each calculates its share price as of 2:00 p.m., Eastern time. TAX-EXEMPT Master Series and MUNICIPAL Master Series each calculates its share price as of 3:00 p.m. Eastern time. (Each time listed above is a "Valuation Time")

      ITEM 6.  SHAREHOLDER INFORMATION.
      --------------------------------

      Information on the time and method of valuation of each Series' assets is incorporated herein by reference from the section titled "Your Investment: Share Prices" and the section titled "Share Price Calculations" in the LBILF Part A at page 40.

      Beneficial interests in the Series are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. This Registration Statement, as amended, does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

      There is no minimum initial or subsequent investment in a Series. However, because each Series intends at all times to be as fully invested as is reasonably practicable, investments in a Series must be made in federal funds (i.e., monies credited to the account of the Trust's custodian bank by a Federal Reserve Bank). The Trust reserves the right to cease accepting investments in a Series at any time or to reject any investment order.

      At the Valuation Time on each Business Day, the value of each investor's beneficial interest in a Series will be determined by multiplying the Series' NAV by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Series. Any additions to or withdrawals of those interests which are to be effected on that day will then be effected. Each investor's share of the aggregate beneficial interests in a Series then will be recomputed using the percentage equal to the fraction
(1) the numerator of which is the value of the investor's investment in the Series as of the Valuation Time on that day plus or minus, as the case may be, the amount of any additions to or withdrawals from such investment effected on that day and (2) the denominator of which is the Series' aggregate NAV as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Series by all investors. The percentages so determined then will be applied to determine the value of each investor's respective interest in a Series as of the Valuation Time on the following Business Day.

      A Series' net income consists of (1) all dividends, accrued interest (including earned discount, both original issue and market discount), and other income, including any net realized gains or losses on the Series' assets, less
(2) all actual and accrued expenses of the Series, and amortization of any premium, all as determined in accordance with generally accepted accounting principles. Each Series' net income is allocated pro rata among the investors in the Series. A Series' net income generally is not distributed to the investors in that Series, except as determined by the Trustees from time to time, but instead is included in the value of the investors' respective beneficial interests in that Series.

      Under the current method of each Series' operations, each Series is not subject to any U.S. federal income tax. However, each domestic investor in a Series is taxable on its share (as determined in accordance with the Trust's governing instruments and the Internal Revenue Code of 1986, as amended ("Code"), and the regulations promulgated thereunder) of the Series' ordinary income and capital gain. NB Management intends to continue to manage each Series' assets and income in such a way that an investor in each Series will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invests all of its assets in a Series. See Part B for a discussion of the foregoing tax matters and certain other matters.

      An investor in a Series may withdraw all or any portion of its investment at the NAV next determined after a withdrawal request in proper form is received by the Series. The proceeds of a withdrawal will be paid by the Series in federal funds normally on the Business Day the withdrawal is effected, but in any event within three business days, except as extensions may be permitted by law.

      The Series reserve the right to pay withdrawals in kind. Unless requested by an investor or deemed by NB Management to be in the best interests of investors in a Series as a group, a Series will not pay a withdrawal in kind to an investor, except in situations where that investor may pay redemptions in kind.

      Investments in the Series may not be transferred, except as set forth under "Management, Organization and Capital Structure" above.

      The  right  of  any  investor  to receive  payment  with  respect  to  any withdrawal may be delayed as permitted pursuant to Section 22(e) of the Investment Company Act of 1940, as amended. Generally, under that section, redemption requests or payments may be postponed or suspended if the NYSE is closed for trading, or trading is restricted, an emergency exists which makes the disposal of securities owned by a Series or the fair determination of the value of the Series' net assets not reasonably practicable, or the SEC, by order, permits the suspension of the right of redemption. Redemption payments may also be delayed in the event of the closing of the Federal Reserve wire payment system. In addition, when the NYSE, bond market or Federal Reserve closes early, payments with respect to redemption requests received subsequent to the close will be made the next business day.

      The Board of Trustees has not adopted policies and procedures with respect to frequent purchases and redemptions of interests in the Series. Because beneficial interests in the Series are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act, the Trustees determined that it was appropriate not to adopt such policies or procedures. The LBILF Registration Statement contains information on LBILF's market timing policies and is incorporated herein by reference from the "Market Timing Policy" under the section titled "Your Investment: General Shareholder Information" in the LBILF Part A at page 38.

ITEM 7.  DISTRIBUTION ARRANGEMENTS.
----------------------------------

      All investments in the Series are made without a sales load, at the NAV next determined after an order is received by the Series. The Series have no Rule 12b-1 plan.

      Information regarding the main features of the "Master/Feeder" fund structure is incorporated herein by reference from the section titled "Your
Investment: Portfolio Structure" in the LBILF Part A at page 42.

                                     PART B

       Part  B of this Registration Statement should be read only in conjunction
with Part A.   Capitalized terms used in Part B and not otherwise defined herein have the meanings given them in Part A of this Registration Statement.

       Responses to certain Items required to be included in Part B of this Registration Statement are incorporated herein by reference from the LBILF Registration Statement. Part B of the LBILF Registration Statement includes the joint Statement of Additional Information ("SAI") of MONEY MARKET Portfolio, PRIME Portfolio, GOVERNMENT Portfolio, GOVERNMENT RESERVES Portfolio, TREASURY Portfolio, TREASURY RESERVES Portfolio, TAX-EXEMPT Portfolio and MUNICIPAL Portfolio ("LBILF Part B").


ITEM 9.  COVER PAGE AND TABLE OF CONTENTS
-----------------------------------------

       Information   regarding  Institutional  Liquidity  Trust  ("Trust"),   as
included in the SAI, is incorporated herein by reference to the Front Cover Page in the LBILF Part B.

Table of Contents                                                           Page
                                                                            ----

FUND HISTORY...................................................................1
DESCRIPTION OF THE FUND AND ITS INVESTMENTS AND RISKS..........................2
MANAGEMENT OF THE TRUST........................................................2
CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES............................4
INVESTMENT MANAGEMENT AND OTHER SERVICES.......................................5
PORTFOLIO MANAGERS.............................................................7
BROKERAGE ALLOCATION AND OTHER PRACTICES.......................................7
CAPITAL STOCK AND OTHER SECURITIES.............................................7
PURCHASE, REDEMPTION AND PRICING OF SECURITIES.................................8
TAX STATUS.....................................................................8
UNDERWRITERS...................................................................8
CALCULATION OF PERFORMANCE DATA................................................8
FINANCIAL STATEMENTS...........................................................9

ITEM 10.  FUND HISTORY
----------------------

       MONEY MARKET Master Series (formerly INSTITUTIONAL LIQUIDITY Portfolio prior to December 15, 2006), PRIME Master Series (formerly PRIME Portfolio prior to December 15, 2006), GOVERNMENT Master Series, GOVERNMENT RESERVES Master Series, TREASURY Master Series (formerly U.S. TREASURY Portfolio prior to December 15, 2006), TREASURY RESERVES Master Series, TAX-EXEMPT Master Series and MUNICIPAL Master Series (each a "Series") are each a series of the Trust, a diversified open-end management investment company, that was organized as a Delaware statutory trust pursuant to a Trust Instrument dated as of October 1, 2004.

ITEM 11.  DESCRIPTION OF THE FUND AND ITS INVESTMENTS AND RISKS
---------------------------------------------------------------

       The Trust is a diversified open-end management investment company. Part A contains some basic information about the principal investment strategies and risks of the Series. This section supplements the discussion in Part A of the investment strategies and risks of the Series.

       Further information on each Series' investment strategies and risks, fundamental and non-fundamental policies and/or investment limitations, and disclosure of portfolio holdings, as well as other information on each Series' investment program, is incorporated herein by reference in the LBILF Part B from the sections entitled "Investment Information" at pages 1-8, "Additional Investment Information" at pages 8-29, "Certain Risk Considerations" at page 29, and "Portfolio Transactions: Portfolio Holdings Disclosure Policy and Procedures" and "Portfolio Holdings Approved Recipients" at page 81-83.

ITEM 12.  MANAGEMENT OF THE TRUST
---------------------------------

       Trustees and Officers
       ---------------------

       Information about the Trustees and officers of the Trust, and their roles in management of the Trust and other investment companies managed by NB
Management, is incorporated herein by reference from the section entitled "Trustees and Officers" in the LBILF Part B at pages 30-45 except for the Table of Compensation included in those pages.

       The following table sets forth information concerning the compensation of the Trustees of the Trust. None of the investment companies in the Neuberger Berman fund complex has any retirement plan for its trustees.

                             TABLE OF COMPENSATION
                         FOR FISCAL YEAR ENDED 3/31/08
                         -----------------------------

                                                                                          Total Compensation from
Name and Position with the Trust                             Aggregate                  Investment Companies in the
--------------------------------                            Compensation                      Neuberger Berman
                                                              from the                          Fund Complex
                                                               Trust                            ------------
                                                               -----
INDEPENDENT TRUSTEES

John Cannon                                                      $                                   $
Trustee

Faith Colish                                                     $                                   $
Trustee

Martha C. Goss*                                                  $                                   $
Trustee

C. Anne Harvey                                                   $                                   $
Trustee

                                                                                          Total Compensation from
Name and Position with the Trust                             Aggregate                  Investment Companies in the
--------------------------------                            Compensation                      Neuberger Berman
                                                              from the                          Fund Complex
                                                               Trust                            ------------
                                                               -----
Robert A. Kavesh                                                 $                                   $
Trustee

Michael M. Knetter                                               $                                   $
Trustee

Howard A. Mileaf                                                 $                                   $
Trustee

George W. Morriss                                                $                                   $
Trustee

Edward I. O'Brien                                                $                                   $
Trustee

William E. Rulon                                                 $                                   $
Trustee

Cornelius T. Ryan                                                $                                   $
Trustee

Tom D. Seip                                                      $                                   $
Trustee

Candace L. Straight                                              $                                   $
Trustee

Peter P. Trapp                                                   $                                   $
Trustee

TRUSTEES WHO ARE "INTERESTED PERSONS"

Jack L. Rivkin                                                   $0                                  $0
Trustee and President

Peter E. Sundman                                                 $0                                  $0
Chairman of the Board, Chief Executive Officer,
and Trustee

* Ms. Goss became a Fund Trustee on June 1, 2007.

       Codes of Ethics
       ---------------

       The Series, NB Management and Lehman Brothers Asset Management LLC have personal securities trading policies that restrict the personal securities transactions of employees, officers, and Trustees. Their primary purpose is to ensure that personal trading by these individuals does not disadvantage any fund managed by NB Management. The portfolio managers and other investment personnel who comply with the policies' preclearance and disclosure procedures may be permitted to purchase, sell or hold certain types of securities which also may be or are held in the funds they advise, but are restricted from trading in close conjunction with their Series or taking personal advantage of investment opportunities that may belong to the Series. Text-only versions of the Codes of

Ethics can be viewed online or downloaded from the EDGAR Database on the SEC's internet web site at www.sec.gov. You may also review and copy those documents by visiting the SEC's Public Reference Room in Washington, DC. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 202-942-8090. In addition, copies of the Codes of Ethics may be obtained, after mailing the appropriate duplicating fee, by writing to the SEC's Public Reference Section, Washington, DC 20549-0102 or by e-mail request at publicinfo@sec.gov.

       Proxy Voting
       ------------

       Information about the Series' proxy voting policies and procedures is herein incorporated by reference from the section titled "Proxy Voting" in the LBILF Part B at page 84-85.

ITEM 13.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES
-------------------------------------------------------------

       As of June 30, 2008, MONEY MARKET Master Series, PRIME Master Series, GOVERNMENT Master Series and TREASURY Master Series could be deemed to be under the control of a corresponding series of Neuberger Berman Institutional Liquidity Series ("NBILS"), Lehman Brothers Income Funds, formerly Neuberger Berman Income Funds prior to June 1, 2007 ("LBIF"), Lehman Brothers Reserve Liquidity Funds, formerly Lehman Brothers Reserve Liquidity Series prior to December 15, 2006 ("LBRLF")or Lehman Brothers Institutional Liquidity Funds ("LBILF"). Specifically, as of that date, (1) Neuberger Berman Institutional Cash Fund, a series of NBILS, owned [__]% of the value of the outstanding interests in MONEY MARKET Master Series, (2) Prime Portfolio, a series of LBILF, and Prime Reserve Portfolio, a series of LBRLF, owned [__]% and [__]%, respectively, of the value of the outstanding interests in PRIME Master Series,
(3) Government Portfolio, a series of LBILF, and Neuberger Berman Government Money Fund, a series of LBIF, owned [__]% and [__]%, respectively, of the value of the outstanding interests in GOVERNMENT Master Series, and (4) Treasury Portfolio, a series of LBILF, owned [__]% of the value of the outstanding interests in TREASURY Master Series.

       As of June 30, 2008, Cash Management Money Market Portfolio, a series of Lehman Brothers Institutional Liquidity Cash Management Funds ("LBILCMF"), and Money Market Portfolio, a series of LBILF, owned [__]% and [__]%, respectively, of the value of the outstanding interests in MONEY MARKET Master Series and Neuberger Berman Prime Money Fund, a series of LBIF, and Cash Management Prime Portfolio, a series of LBILCMF, owned [__]% and [__]%, respectively, of the value of the outstanding interests in PRIME Master Series. Each of NBILS, LBIF, LBILCMF, LBRLF and LBILF is a Delaware statutory trust.

       So long as a fund owns more than 50% of the value of the outstanding interests in its corresponding Series, such fund could theoretically require that Series to take certain actions without the approval of any other registered investment company that invests in the Series. However, the power of a fund to control such action generally will depend on the vote of the fund's shareholders.

       Each of NBILS, LBILCMF, LBRLF and LBILF has informed the Trust that, in most cases where one of its series is requested to vote on matters pertaining to its corresponding Series, the affected series will solicit proxies from its shareholders and will vote its interest in the Series in proportion to the votes cast by the shareholders of the series. It is anticipated that any other registered investment company investing in a Series will follow the same or a similar practice. For an unregistered investment company investing in a Series, it is expected that it shall cast its votes in proportion to the votes cast by the other shareholders of the Series.

ITEM 14.  INVESTMENT ADVISORY AND OTHER SERVICES
------------------------------------------------

       Information on the investment management and other services provided for or on behalf of each Series is incorporated herein by reference from the sections entitled "Investment Management and Administration Services" at pages 45-61, "Trustees and Officers" at pages 30-45, "Custodian and Transfer Agent" at page 87, "Independent Registered Public Accounting Firm" at page 87, and "Legal Counsel" at page 87 in the LBILF Part B. The following list identifies the specific sections and subsections in the LBILF Part B under which the information required by Item 14 of Form N-1A may be found; each listed section is incorporated herein by reference.

FORM N-1A                  INCORPORATED BY REFERENCE FROM THE FOLLOWING
ITEM NO.                   SECTION OF LBILF PART B
--------                   -----------------------

Item 14(a)            Investment   Management   and   Administration   Services;
                      Investment Manager and Administrator; Sub-Adviser; Management and Control of NB Management; Trustees and Officers

Item 14(b)            Not applicable

Item 14(c)            Not applicable

Item 14(d)            Not applicable

Item 14(e)            Not applicable

Item 14(f)            Not applicable

Item 14(g)            Not applicable

Item 14(h)            Investment   Management   and   Administration   Services;
                      Custodian  and  Transfer  Agent;   Independent  Registered
                      Public Accounting Firms

       Money Market Master Series, Prime Master Series, Government Master Series, Treasury Master Series and Government Reserves Master Series accrued management fees of the following amounts (before any management fee waivers, described below) for the fiscal year ended March 31:

                                2008            2007            2006
                                ----            ----            ----
 MONEY MARKET                                $2,351,656      $2,249,000

 PRIME                                       $5,156,665      $2,033,000

 GOVERNMENT                                  $114,712*           N/A

 TREASURY                                    $103,226*           N/A

 GOVERNMENT RESERVES             **             N/A              N/A

* For the period from December 18, 2006 (commencement of operations) to March 31, 2007.
** For the period from July 9, 2007 (commencement of operations) to March 31, 2008.

       Tax-Exempt Master Series and Municipal Master Series accrued management fees of the following amounts (before any management fee waivers, described below) for the fiscal periods shown below:

                                2008**          2007*
                                ----            ----
 TAX-EXEMPT

 MUNICIPAL

* For the period from September 10, 2007 (commencement of operations) to October 31, 2007.
** For the period from November 1, 2007 to March 31, 2008.

       Money Market Master Series and Prime Master Series received management fee waivers of the following amounts for the fiscal year ended March 31:

                                2008            2007             2006
                                ----            ----             ----
 MONEY MARKET                   $0            $359,405         $449,755

 PRIME                          $0            $719,512         $406,688

       Tax-Exempt Master Series and Municipal Master Series received management fee waivers of the following amounts for the fiscal periods shown below:

                                2008**          2007*
                                ----            ----
 TAX-EXEMPT

 MUNICIPAL

* For the period from September 10, 2007 (commencement of operations) to October 31, 2007.
** For the period from November 1, 2007 to March 31, 2008.


       Money Market Master Series, Prime Master Series, Government Master Series, Treasury Master Series and Government Reserves Master Series have an expense offset arrangement in connection with its custodian contract. For the fiscal year ended March 31, 2008, the impact of this arrangement was a reduction of expenses as follows:

 MONEY MARKET

 PRIME

 GOVERNMENT

 TREASURY

 GOVERNMENT RESERVES             *

* For the period from July 9, 2007 (commencement of operations) to March 31,
2008.

       Tax-Exempt Master Series and Municipal Master Series have an expense offset arrangement in connection with its custodian contract. For the fiscal periods shown below, the impact of this arrangement was a reduction of expenses as follows:

                                2008**       2007*
                                ----         ----

 TAX-EXEMPT

 MUNICIPAL

* For the period from September 10, 2007 (commencement of operations) to October 31, 2007.
** For the period from November 1, 2007 to March 31, 2008.

       The Trust's placement agent is NB Management. Its principal business address is 605 Third Avenue, New York, NY 10158-0180. NB Management receives no compensation for serving as the Trust's placement agent.

ITEM 15.  PORTFOLIO MANAGERS
----------------------------

       Not applicable.

ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES
--------------------------------------------------

       A description of each Series' brokerage allocation and other practices, and information regarding shares held by a Series in its regular brokers and dealers is incorporated herein by reference from the section entitled "Portfolio Transactions" at pages 78-83 in the LBILF Part B.

ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES
--------------------------------------------

       Each Series is a separate operating series of the Trust, a Delaware statutory trust organized as of October 1, 2004. The Trust is registered under the 1940 Act as a diversified, open-end management investment company and has nine separate portfolios (including the Series). The assets of each Series belong only to that Series, and the liabilities of each Series are borne solely by that Series and no other.

       The Trust issues shares of beneficial interest. Investments in the Series have no preemptive rights and are fully paid and non-assessable. Each investor in a Series is entitled to participate equally in the Series' earnings and assets and to vote in proportion to the amount of its investment in the Series. The Trust is not required and does not currently intend to hold annual meetings of investors, but the Trustees will hold special meetings of investors when, in their judgment, it is necessary or desirable to submit matters to an investor vote. Changes in fundamental policies or limitations will be submitted to investors for approval. A Trustee may be removed by the vote of investors whose combined account balances equal a specified amount.

       Information on the organization and capitalization of the Trust and the Series is herein incorporated by reference from the section entitled "Organization, Capitalization, and Other Matters: Master Series" in the LBILF Part B at pages 85-87.

ITEM 18.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES
--------------------------------------------------------

       Beneficial interests in the Series are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act.  See Item 6 in Part A.

       Information on the use of the amortized cost valuation method in reliance on Rule 2a-7 under the 1940 Act by each Series is incorporated herein by reference from the section entitled "Valuation of Portfolio Securities" at page 71 in the LBILF Part B.

ITEM 19.  TAX STATUS
--------------------

       Information on the taxation of the Series is incorporated herein by reference from the section entitled "Additional Tax Information" at pages 74-78 in the LBILF Part B, substituting for "Portfolio" whenever used therein either "investor in a Master Series" or "RIC investor" (i.e., an investor in a Series that intends to qualify as a regulated investment company ("RIC") for federal income tax purposes), as the context requires.

ITEM 20. UNDERWRITERS
---------------------

       NB Management, 605 Third Avenue, New York, NY 10158-0180, a New York corporation that is the Series' investment manager, serves as the Trust's placement agent on a "best efforts" basis. NB Management receives no compensation for such placement agent services. Beneficial interests in the Series are issued continuously.

ITEM 21.  CALCULATION OF PERFORMANCE DATA.
-----------------------------------------

       Not applicable.

ITEM 22.  FINANCIAL STATEMENTS.
------------------------------

       The following financial statements and related documents are incorporated herein by reference from the LBILF Annual Report to shareholders for the fiscal year ended March 31, 2008:

              The audited financial statements of MONEY MARKET Master Series, MUNICIPAL Master Series, GOVERNMENT RESERVES Master Series and GOVERNMENT Master Series, notes thereto, and the reports of Ernst & Young LLP, Independent Registered Public Accounting Firm, with respect to such audited financial statements.

              The audited financial statements of PRIME Master Series, TAX-EXEMPT Master Series and TREASURY Master Series notes thereto, and the reports of Tait, Weller & Baker LLP, Independent Registered Public Accounting Firm, with respect to such audited financial statements.

                                                                     Appendix A

                              RATINGS OF SECURITIES

       A  description  of  corporate  bond  and  commercial   paper  ratings  in
incorporated herein by reference to "Appendix A - Ratings of Corporate Bonds and Commercial Paper" in the LBILF Part B.

                         INSTITUTIONAL LIQUIDITY TRUST

                                     PART C

                               OTHER INFORMATION

      Responses to Item 23(e) and (i) - (k) have been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

Item 23.Exhibits


(a) (1) Certificate of Trust. (Incorporated by Reference to the Registrant's initial Registration statement, File Nos. 811-21649, filed on December 27, 2004)

    (2) (i) Trust Instrument. (Incorporated by Reference to the Registrant's initial Registration Statement, File Nos. 811-21649, filed on December 27, 2004).

        (ii) Amended Schedule A to the Trust Instrument. (Incorporated by Reference to Amendment No. 5 to the Registrant's Registration Statement, File No. 811-21649, filed on July 27, 2007).

(b) By-Laws. (Filed herewith).

(c) Trust Instrument Articles IV, V, and VI and By-Laws Articles V, VI, and
    VIII.

(d) (1) (i)   Management  Agreement  between  Institutional  Liquidity Trust and
              Neuberger Berman Management Inc. ("NB Management").  (Incorporated
              by Reference to Pre-Effective  Amendment No. 1 to the Registration
              statement  of  Lehman   Brothers   Institutional   Liquidity  Cash
              Management  Funds,  File Nos.  333-120167 and 811-21648,  filed on
              December 23, 2004).

        (ii) Amended Schedule A listing the current series of Institutional Liquidity Trust subject to the Management Agreement. (Incorporated by Reference to Post-Effective Amendment No. 57 to the Registration statement of Lehman Brothers Income Funds, File Nos. 2-85229 and 811-3802, filed on September 10, 2007).

    (2) (i) Investment Advisory Agreement between NB Management and Lehman Brothers Asset Management, Inc. with respect to Money Market Master Series, Prime Master Series and Treasury Master Series. (Incorporated by Reference to Pre-Effective Amendment No. 1 to the Registration Statement of Lehman Brothers Institutional Liquidity Cash Management Funds, File Nos. 333-120167 and 811-21648, filed on December 23, 2004).

        (ii) Assignment and Assumption Agreement between NB Management and Lehman Brothers Asset Management LLC ("LBAM"). (Incorporated by Reference to Pre-Effective Amendment No. 2 to the Registration Statement of Lehman Brothers Institutional Liquidity Funds, File Nos. 333-122847 and 811-21715, filed December 15, 2006).

        (iii) Investment Advisory Agreement between NB Management and LBAM with respect to Government Master Series, Government Reserves Master Series, Municipal Master Series, Tax-Exempt Master Series and Treasury Reserves Master Series. (Incorporated by Reference to Post-Effective Amendment No. 1 to the Registration Statement of Lehman Brothers Institutional Liquidity Funds, File Nos. 333-122847 and 811-21715, filed July 27, 2007).

(f) Bonus, Profit Sharing Contracts.  (Not applicable)

(g) Custodian Contract Between Registrant and State Street Bank and Trust Company. (Incorporated by Reference to Amendment No. 1 to the Registrant's Registration Statement, File No. 811-21649, filed on July 29, 2005).

(h) (1) Transfer Agency and Service Agreement between Registrant and State Street Bank and Trust Company. (Incorporated by Reference to Amendment No. 2 to the Registrant's Registration Statement, File No. 811-21649, filed on July 28, 2006).

    (2) Expense Limitation Agreement between Institutional Liquidity Trust and Neuberger Berman Management Inc. with Respect to Municipal Master Series and Tax-Exempt Master Series. (Incorporated by Reference to Post-Effective Amendment No. 64 to the Registration Statement of Lehman Brothers Income Funds, File Nos. 2-85229 and 811-3802, filed on February 28, 2008).

(l) Letter of Investment Intent.  (Not applicable)

(m) Plan Pursuant to Rule 12b-1.  (Not applicable)

(n) Plan Pursuant to Rule 18f-3 under the 1940 Act.  (Not applicable)

(o) (1) Power of Attorney for Institutional Liquidity Trust. (Incorporated by Reference to Amendment No. 4 to Registrant's Registration Statement, File Nos. 811-21649, filed on December 19, 2006).

    (2)   Power of Attorney for Institutional Liquidity Trust.  (Incorporated by
          Reference  to  Amendment  No.  5  to  the  Registrant's   Registration
          Statement, File No. 811-21649, filed on July 27, 2007).

    (3)   Power of Attorney for Institutional Liquidity Trust.  (Incorporated by
          Reference  to  Amendment  No.  6  to  the  Registrant's   Registration
          Statement, File No. 811-21649, filed on February 28, 2008).

(p) (1) Code of Ethics for Registrant and NB Management. (Incorporated by Reference to Pre-Effective Amendment No. 1 to the Registration Statement of Neuberger Berman Institutional Liquidity Series, File Nos. 333-120168 and 811-21647, filed on December 23, 2004).

    (2) Code of Ethics for LBAM. (Incorporated by Reference to Post-Effective Amendment No. 45 to the Registration Statement of Neuberger Berman Equity Funds, File Nos. 2-85229 and 811-3802, filed on March 18,
          2005).

Item 24.Persons Controlled By or Under Common Control with Registrant.
------- -------------------------------------------------------------

      No person is controlled by or under common control with the Registrant.


Item 25.Indemnification.
------- ---------------

      A Delaware business trust may provide in its governing instrument for indemnification of its officers and trustees from and against any and all claims and demands whatsoever. Article X, Section 2 of the Trust Instrument provides that "every person who is, or has been, a Trustee or an officer, employee or agent of the Trust ("Covered Person") shall be indemnified by the Trust or the appropriate Series to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Covered Person and against amounts paid or incurred by him in the settlement thereof{ellipsis}". Indemnification will not be provided to a person adjudicated by a court or other body to be liable to the Registrant or its interest holders by reason of "willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office" ("Disabling Conduct"), or not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Registrant. In the event of a settlement, no indemnification may be provided unless there has been a determination that the officer or trustee did not engage in Disabling Conduct (i) by the court or other body approving the settlement; (ii) by at least a majority of those trustees who are neither interested persons, as that term is defined in the Investment Company Act of 1940, as amended ("1940 Act"), of the Registrant ("Independent Trustees"), nor parties to the matter based upon a review of readily available facts; or (iii) by written opinion of independent legal counsel based upon a review of readily available facts.

      Pursuant to Article X, Section 3 of the Trust Instrument, if any present or former interest holder of any series ("Series") of the Registrant shall be held personally liable solely by reason of his or her being or having been a interest holder and not because of his or her acts or omissions or for some other reason, the present or former interest holder (or his or her heirs, executors, administrators or other legal representatives or in the case of any entity, its general successor) shall be entitled out of the assets belonging to the applicable Series to be held harmless from and indemnified against all loss and expense arising from such liability. The Registrant, on behalf of the affected Series, shall, upon request by such interest holder, assume the defense of any claim made against such interest holder for any act or obligation of the Series and satisfy any judgment thereon from the assets of the Series.

      Section 9 of the Management Agreement between NB Management and the Registrant provides that neither NB Management nor any director, officer or employee of NB Management performing services for any series of the Registrant at the direction or request of NB Management in connection with NB Management's discharge of its obligations under the Agreement shall be liable for any error of judgment or mistake of law or for any loss suffered by a series in connection with any matter to which the Agreement relates; provided, that nothing in the Agreement shall be construed (i) to protect NB Management against any liability to the Registrant or any series thereof or its interest holders to which NB Management would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of NB Management's reckless disregard of its obligations and duties under the Agreement, or (ii) to protect any director, officer or employee of NB Management who is or was a trustee or officer of the Registrant against any liability to the Registrant or any series thereof or its interest holders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office with the Registrant.

      Section 6 of the Investment Advisory Agreement between NB Management and LBAM, with respect to the Registrant or any series thereof, provides that neither LBAM nor any director, officer or employee of LBAM performing services for any series of the Registrant shall be liable for any error of judgment or mistake of law or for any loss suffered by NB Management or the Registrant or a series thereof in the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties or reckless disregard of its duties and obligations under the Agreement.

Item 26.Business and Other Connections of Investment Adviser and Sub-Adviser.
------- --------------------------------------------------------------------

      There is set forth below information as to any other business, profession, vocation or employment of a substantial nature in which each director or officer of NB Management is, or at any time during the past two years has been, engaged for his or her own account or in the capacity of director, officer, employee, partner or trustee.

NAME                                        BUSINESS AND OTHER CONNECTIONS
----                                        ------------------------------
Joseph V. Amato                             Director, NB Management since 2007; Sole Director, CEO and President, Neuberger
Director                                    Berman Inc. since 2007; CEO, Neuberger Berman, LLC since 2007; Managing Director,
                                            Lehman Brothers Inc. since 1994; formerly, Co-Head of Asset Management, Neuberger
                                            Berman, LLC from 2006 to 2007; Vice President, Neuberger Berman Advisers
                                            Management Trust; Vice President, Neuberger Berman Equity Funds; Vice President,
                                            Lehman Brothers Income Funds; Vice President, Neuberger Berman Intermediate
                                            Municipal Fund Inc.; Vice President, Neuberger Berman New York Intermediate
                                            Municipal Fund Inc.; Vice President, Neuberger Berman California Intermediate
                                            Municipal Fund Inc.; Vice President, Neuberger Berman Income Opportunity Fund
                                            Inc.; Vice President, Neuberger Berman Real Estate Securities Income Fund Inc.;
                                            Vice President, Neuberger Berman Dividend Advantage Fund Inc.; Vice President,
                                            Lehman Brothers First Trust Income Opportunity Fund; Vice President, Neuberger
                                            Berman Institutional Liquidity Series; Vice President, Lehman Brothers
                                            Institutional Liquidity Cash Management Funds; Vice President, Institutional
                                            Liquidity Trust; Vice President, Lehman Brothers Reserve Liquidity Funds; Vice
                                            President, Lehman Brothers Institutional Liquidity Funds.

NAME                                        BUSINESS AND OTHER CONNECTIONS
----                                        ------------------------------
Ann H. Benjamin                             Portfolio Manager, High Income Bond Portfolio, a series of Neuberger Berman
Vice President,                             Advisers Management Trust; Portfolio Manager, Lehman Brothers High Income Bond
NB Management.                              Fund, a series of Lehman Brothers Income Funds; Portfolio Manager, Neuberger
                                            Berman Income Opportunity Fund Inc.; Portfolio Manager, Lehman Brothers First
                                            Trust Income Opportunity Fund.

Michael L. Bowyer                           Associate Portfolio Manager, Neuberger Berman Genesis Fund, a series of Neuberger
Vice President,                             Berman Equity Funds.
NB Management.

Claudia A. Brandon                          Senior Vice President, Neuberger Berman, LLC since 2007; formerly, Vice
Vice President/Mutual Fund Board            President, Neuberger Berman, LLC, 2002 to 2006 and Employee since 1999;
Relations and Assistant Secretary           Secretary, Neuberger Berman Advisers Management Trust; Secretary, Neuberger
NB Management.                              Berman Equity Funds; Secretary, Lehman Brothers Income Funds; Secretary,
                                            Neuberger Berman Intermediate Municipal Fund Inc.; Secretary, Neuberger Berman
                                            New York Intermediate Municipal Fund Inc.; Secretary, Neuberger Berman California
                                            Intermediate Municipal Fund Inc.; Secretary, Neuberger Berman Income Opportunity
                                            Fund Inc.; Secretary, Neuberger Berman Real Estate Securities Income Fund Inc.;
                                            Secretary, Neuberger Berman Dividend Advantage Fund Inc.; Secretary, Lehman
                                            Brothers First Trust Income Opportunity Fund; Secretary, Neuberger Berman
                                            Institutional Liquidity Series; Secretary, Lehman Brothers Institutional
                                            Liquidity Cash Management Funds; Secretary, Institutional Liquidity Trust;
                                            Secretary, Lehman Brothers Reserve Liquidity Funds; Secretary, Lehman Brothers
                                            Institutional Liquidity Funds.

Steven R. Brown                             Managing Director, Neuberger Berman, LLC; Portfolio Manager, Neuberger Berman
Vice President, NB Management.              Income Opportunity Fund Inc.; Portfolio Manager, Neuberger Berman Real Estate
                                            Securities Income Fund Inc.; Portfolio Manager, Neuberger Berman Dividend
                                            Advantage Fund Inc.; Portfolio Manager, Neuberger Berman Global Real Estate Fund
                                            and Neuberger Berman Real Estate Fund, a series of Neuberger Berman Equity Funds;
                                            Portfolio Manager, Real Estate Portfolio, a series of Neuberger Berman Advisers
                                            Management Trust.

David H. Burshtan                           Portfolio Manager, Neuberger Berman Small Cap Growth Fund, a series of Neuberger
Vice President, NB Management.              Berman Equity Funds.

Lori B. Canell                              Managing Director, Neuberger Berman, LLC; Portfolio Manager, Neuberger Berman
Vice President, NB Management.              California Intermediate Municipal Fund Inc.; Portfolio Manager, Neuberger Berman
                                            Intermediate Municipal Fund Inc.; Portfolio Manager, Neuberger Berman New York
                                            Intermediate Municipal Fund Inc.; Portfolio Manager, Lehman Brothers Municipal
                                            Securities Trust, a series of Lehman Brothers Income Funds.

NAME                                        BUSINESS AND OTHER CONNECTIONS
----                                        ------------------------------
Robert Conti                                Managing Director, Neuberger Berman, LLC since 2007; formerly, Senior Vice
Senior Vice President,                      President of Neuberger Berman, LLC, 2003 to 2006; Vice President, Neuberger
NB Management.                              Berman, LLC, from 1999 to 2003; Vice President, Lehman Brothers Income
                                            Funds; Vice President, Neuberger Berman Equity Funds; Vice President,
                                            Neuberger Berman Advisers Management Trust; Vice President, Neuberger Berman
                                            Intermediate Municipal Fund Inc.; Vice President, Neuberger Berman New York
                                            Intermediate Municipal Fund Inc.; Vice President, Neuberger Berman
                                            California Intermediate Municipal Fund Inc.; Vice President, Neuberger
                                            Berman Income Opportunity Fund Inc.; Vice President, Neuberger Berman Real
                                            Estate Securities Income Fund Inc.; Vice President, Neuberger Berman
                                            Dividend Advantage Fund Inc.; Vice President, Lehman Brothers First Trust
                                            Income Opportunity Fund; Vice President, Neuberger Berman Institutional
                                            Liquidity Series; Vice President, Lehman Brothers Institutional Liquidity
                                            Cash Management Funds; Vice President, Institutional Liquidity Trust; Vice
                                            President, Lehman Brothers Reserve Liquidity Funds; Vice President, Lehman
                                            Brothers Institutional Liquidity Funds.

Robert B. Corman                            Managing Director, Neuberger Berman, LLC; Portfolio Manager, Neuberger Berman
Vice President, NB Management.              Focus Fund, a series of Neuberger Berman Equity Funds.


Robert W. D'Alelio                          Managing Director, Neuberger Berman, LLC; Portfolio Manager, Neuberger Berman
Vice President, NB Management.              Genesis Fund, a series of Neuberger Berman Equity Funds.

John E. Dugenske                            None.
Vice President,
NB Management.

Ingrid Dyott                                Vice President, Neuberger Berman, LLC; Associate Portfolio Manager, Guardian
Vice President, NB Management.              Portfolio, a series of Neuberger Berman Advisers Management Trust; Portfolio
                                            Manager, Socially Responsive Portfolio, a series of Neuberger Berman Advisers
                                            Management Trust; Associate Portfolio Manager, Neuberger Berman Guardian Fund, a
                                            series of Neuberger Berman Equity Funds; Portfolio Manager, Neuberger Berman
                                            Socially Responsive Fund, a series of Neuberger Berman Equity Funds.

Janet A. Fiorenza                           Portfolio Manager, Lehman Brothers Municipal Money Fund, Lehman Brothers National
Vice President,                             Municipal Money Fund, Lehman Brothers New York Municipal Money Fund and Lehman
NB Management.                              Brothers Tax-Free Money Fund, each a series of Lehman Brothers Income Funds.

William J. Furrer                           Portfolio Manager, Lehman Brothers Municipal Money Fund, Lehman Brothers National
Vice President,                             Municipal Money Fund, Lehman Brothers New York Municipal Money Fund and Lehman
NB Management.                              Brothers Tax-Free Money Fund, each a series of Lehman Brothers Income Funds.

NAME                                        BUSINESS AND OTHER CONNECTIONS
----                                        ------------------------------
Maxine L. Gerson                            Senior Vice President, Neuberger Berman, LLC since 2002; Deputy General Counsel
Secretary and                               and Assistant Secretary, Neuberger Berman, LLC since 2001; Chief Legal Officer,
General Counsel,                            Lehman Brothers Income Funds; Chief Legal Officer, Neuberger Berman Equity Funds;
NB Management.                              Chief Legal Officer, Neuberger Berman Advisers Management Trust; Chief Legal
                                            Officer, Neuberger Berman Intermediate Municipal Fund Inc.; Chief Legal Officer,
                                            Neuberger Berman New York Intermediate Municipal Fund Inc.; Chief Legal Officer,
                                            Neuberger Berman California Intermediate Municipal Fund Inc.; Chief Legal
                                            Officer, Neuberger Berman Income Opportunity Fund Inc.; Chief Legal Officer,
                                            Neuberger Berman Real Estate Securities Income Fund Inc.; Chief Legal Officer,
                                            Neuberger Berman Dividend Advantage Fund Inc.; Chief Legal Officer, Lehman
                                            Brothers First Trust Income Opportunity Fund; Chief Legal Officer, Neuberger
                                            Berman Institutional Liquidity Series; Chief Legal Officer, Lehman Brothers
                                            Institutional Liquidity Cash Management Funds; Chief Legal Officer, Institutional
                                            Liquidity Trust; Chief Legal Officer, Lehman Brothers Reserve Liquidity Funds;
                                            Chief Legal Officer, Lehman Brothers Institutional Liquidity Funds.
Edward S. Grieb
Treasurer and Chief Financial Officer,      Senior Vice President and Treasurer, Neuberger Berman, LLC; Treasurer, Neuberger
NB Management.                              Berman Inc.

Michael J. Hanratty                         None.
Vice President, NB Management.

Milu E. Komer                               Associate Portfolio Manager, International Portfolio, a series of Neuberger
Vice President, NB Management.              Berman Advisers Management Trust; Associate Portfolio Manager, Neuberger Berman
                                            International Fund, Neuberger Berman International Institutional Fund and
                                            Neuberger Berman International Large Cap Fund, each a series of Neuberger Berman
                                            Equity Funds.

Sajjad S. Ladiwala                          Associate Portfolio Manager, Guardian Portfolio and Socially Responsive
Vice President, NB Management.              Portfolio, each a series of Neuberger Berman Advisers Management Trust; Associate
                                            Portfolio Manager, Neuberger Berman Guardian Fund and Neuberger Berman Socially
                                            Responsive Fund, each a series of Neuberger Berman Equity Funds.

Kelly M. Landron                            Portfolio Manager, Lehman Brothers Municipal Money Fund, Lehman Brothers National
Vice President, NB Management.              Municipal Money Fund, Lehman Brothers New York Municipal Money Fund and Lehman
                                            Brothers Tax-Free Money Fund, each a series of Lehman Brothers Income Funds.

Richard S. Levine                           Portfolio Manager, Neuberger Berman Dividend Advantage Fund Inc.
Vice President, NB Management.

Arthur Moretti                              Managing Director, Neuberger Berman, LLC since June 2001; Portfolio Manager,
Vice President, NB Management.              Neuberger Berman Guardian Fund and Neuberger Berman Socially Responsive Fund,
                                            each a series of Neuberger Berman Equity Funds; Portfolio Manager, Guardian
                                            Portfolio and Socially Responsive Portfolio, each a series of Neuberger Berman
                                            Advisers Management Trust.

NAME                                        BUSINESS AND OTHER CONNECTIONS
----                                        ------------------------------
S. Basu Mullick                             Managing Director, Neuberger Berman, LLC; Portfolio Manager, Neuberger Berman
Vice President, NB Management.              Partners Fund and Neuberger Berman Regency Fund, each a series of Neuberger
                                            Berman Equity Funds; Portfolio Manager, Partners Portfolio and Regency Portfolio,
                                            each a series of Neuberger Berman Advisers Management Trust.

Thomas P. O'Reilly                          Portfolio Manager, Neuberger Berman Income Opportunity Fund Inc.; Portfolio
Vice President, NB Management.              Manager, Lehman Brothers First Trust Income Opportunity Fund; Portfolio Manager,
                                            Lehman Brothers High Income Bond Fund, a series of Lehman Brothers Income Funds;
                                            Portfolio Manager, High Income Bond Portfolio, a series of Neuberger Berman
                                            Advisers Management Trust.

Loraine Olavarria                           None.
Assistant Secretary, NB Management.

Elizabeth Reagan                            None.
Vice President, NB Management.

Brett S. Reiner
Vice President, NB Management.              Associate Portfolio Manager, Neuberger Berman Genesis Fund, a series of Neuberger
                                            Berman Equity Funds.

Jack L. Rivkin                              Executive Vice President, Neuberger Berman, LLC; Executive Vice President,
Chairman and Director, NB                   Neuberger Berman Inc.; President and Director, Neuberger Berman Intermediate
Management.                                 Municipal Fund Inc.; President and Director, Neuberger Berman New York
                                            Intermediate Municipal Fund Inc.; President and Director, Neuberger Berman
                                            California Intermediate Municipal Fund Inc.; President and Trustee,
                                            Neuberger Berman Advisers Management Trust; President and Trustee, Neuberger
                                            Berman Equity Funds; President and Trustee, Lehman Brothers Income Funds;
                                            President and Director, Neuberger Berman Income Opportunity Fund Inc.;
                                            President and Director, Neuberger Berman Real Estate Securities Income Fund
                                            Inc.; President and Director, Neuberger Berman Dividend Advantage Fund Inc.;
                                            President and Trustee, Lehman Brothers First Trust Income Opportunity Fund;
                                            President and Trustee, Neuberger Berman Institutional Liquidity Series;
                                            President and Trustee, Lehman Brothers Institutional Liquidity Cash
                                            Management Funds; President and Trustee, Institutional Liquidity Trust;
                                            President and Trustee, Lehman Brothers Reserve Liquidity Funds; President
                                            and Trustee, Lehman Brothers Institutional Liquidity Funds; Director, Dale
                                            Carnegie and Associates, Inc. since 1998; Director, Solbright, Inc. since
                                            1998.

Benjamin E. Segal                           Managing Director, Neuberger Berman, LLC since November 2000, prior thereto, Vice
Vice President, NB Management.              President, Neuberger Berman, LLC; Portfolio Manager, Neuberger Berman
                                            International Fund, Neuberger Berman International Institutional Fund and
                                            Neuberger Berman International Large Cap Fund, each a series of Neuberger Berman
                                            Equity Funds; Portfolio Manager, International Portfolio, a series of Neuberger
                                            Berman Advisers Management Trust.

Michelle B. Stein                           Portfolio Manager, Neuberger Berman Dividend Advantage Fund Inc.
Vice President, NB Management.

NAME                                        BUSINESS AND OTHER CONNECTIONS
----                                        ------------------------------
Peter E. Sundman                            Executive Vice President, Neuberger Berman Inc. since 1999; Head of
President and Director,                     Neuberger Berman Inc.'s Mutual Funds Business (since 1999) and Institutional
NB Management.                              Business (1999 to October 2005); responsible for Managed Accounts Business and intermediary distribution since October 1999; Managing Director,
                                            Neuberger Berman since 2005; formerly, Executive Vice President, Neuberger
                                            Berman, 1999 to December 2005; Director and Vice President, Neuberger &
                                            Berman Agency, Inc. since 2000; Chairman of the Board, Chief Executive
                                            Officer, and Trustee, Lehman Brothers Income Funds; Chairman of the Board,
                                            Chief Executive Officer, and Trustee, Neuberger Berman Advisers Management
                                            Trust; Chairman of the Board, Chief Executive Officer, and Trustee,
                                            Neuberger Berman Equity Funds; Chairman of the Board, Chief Executive
                                            Officer, and Director, Neuberger Berman Intermediate Municipal Fund Inc.;
                                            Chairman of the Board, Chief Executive Officer, and Director, Neuberger
                                            Berman New York Intermediate Municipal Fund Inc.; Chairman of the Board,
                                            Chief Executive Officer, and Director, Neuberger Berman California
                                            Intermediate Municipal Fund Inc.; Chairman of the Board, Chief Executive
                                            Officer, and Director, Neuberger Berman Income Opportunity Fund Inc.;
                                            Chairman of the Board, Chief Executive Officer, and Director, Neuberger
                                            Berman Real Estate Securities Income Fund Inc.; Chairman of the Board, Chief
                                            Executive Officer, and Director, Neuberger Berman Dividend Advantage Fund
                                            Inc.; Chairman of the Board, Chief Executive Officer, and Director, Lehman
                                            Brothers First Trust Income Opportunity Fund; Chairman of the Board, Chief
                                            Executive Officer, and Trustee, Neuberger Berman Institutional Liquidity
                                            Series; Chairman of the Board, Chief Executive Officer, and Trustee, Lehman
                                            Brothers Institutional Liquidity Cash Management Funds; Chairman of the
                                            Board, Chief Executive Officer, and Trustee, Institutional Liquidity Trust;
                                            Chairman of the Board, Chief Executive Officer, and Trustee, Lehman Brothers
                                            Reserve Liquidity Funds; Chairman of the Board, Chief Executive Officer, and
                                            Trustee, Lehman Brothers Institutional Liquidity Funds; Trustee, College of
                                            Wooster.

Brad Tank                                   Managing Director, Neuberger Berman, LLC; Portfolio Manager, Lehman Brothers
Vice President, NB Management.              Strategic Income Fund, a series of Lehman Brothers Income Funds.

Kenneth J. Turek                            Portfolio Manager, Balanced Portfolio, Growth Portfolio and Mid-Cap Growth
Vice President, NB Management.              Portfolio, each a series of Neuberger Berman Advisers Management Trust; Neuberger
                                            Berman Mid Cap Growth Fund, a series of Neuberger Berman Equity Funds.

Judith M. Vale                              Managing Director, Neuberger Berman, LLC; Portfolio Manager, Neuberger Berman
Vice President, NB Management.              Genesis Fund, a series of Neuberger Berman Equity Funds.

      The principal address of NB Management, Neuberger Berman, LLC, and of each of the investment companies named above, is 605 Third Avenue, New York, New York 10158.

      The description of LBAM under the caption "Investment Management and Administration Services" in the Statement of Additional Information constituting Part B of this Registration Statement is incorporated herein by reference. Information on the directors and officers of LBAM set forth in its Form ADV filed with the Securities and Exchange Commission (File No. 801-42006) is incorporated herein by reference.

Item 27.    Principal Underwriters.

      (a) NB Management, the principal underwriter distributing securities of the Registrant, is also the principal underwriter and distributor for each of the following investment companies:

             Neuberger Berman Advisers Management Trust
             Neuberger Berman Equity Funds
             Neuberger Berman Institutional Liquidity Series
             Lehman Brothers Income Funds
             Lehman Brothers Institutional Liquidity Cash Management Funds Lehman Brothers Institutional Liquidity Funds
             Lehman Brothers Reserve Liquidity Funds

       (b) Set forth below is information concerning the directors and officers of the Registrant's principal underwriter. The principal business address of each of the persons listed is 605 Third Avenue, New York, New York 10158-0180, which is also the address of the Registrant's principal underwriter.

                                POSITIONS AND OFFICES                      POSITIONS AND OFFICES
NAME                            WITH UNDERWRITER                           WITH REGISTRANT
----                            ----------------                           ---------------
Joseph V. Amato                 Director                                   None

Ann H. Benjamin                 Vice President                             None

Michael L. Bowyer               Vice President                             None

Claudia A. Brandon              Vice President/Mutual Fund Board           Secretary
                                Relations & Assistant Secretary

Steven R. Brown                 Vice President                             None

David H. Burshtan               Vice President                             None

Lori B. Canell                  Vice President                             None

Robert Conti                    Senior Vice President                      Vice President

Robert B. Corman                Vice President                             None

Robert W. D'Alelio              Vice President                             None

John E. Dugenske                Vice President                             None

Ingrid Dyott                    Vice President                             None

Janet A. Fiorenza               Vice President                             None

William J. Furrer               Vice President                             None

Maxine L. Gerson                Secretary                                  Chief Legal Officer (only for
                                                                           purposes of sections 307 and 406
                                                                           of the Sarbanes - Oxley Act of
                                                                           2002)

Edward S. Grieb                 Treasurer and Chief Financial Officer      None

Michael J. Hanratty             Vice President                             None

Milu E. Komer                   Vice President                             None

Sajjad S. Ladiwala              Vice President                             None

Richard S. Levine               Vice President                             None

Kelly M. Landron                Vice President                             None

Arthur Moretti                  Vice President                             None

S. Basu Mullick                 Vice President                             None

Thomas P. O'Reilly              Vice President                             None

Loraine Olavarria               Assistant Secretary                        None

                                POSITIONS AND OFFICES                      POSITIONS AND OFFICES
NAME                            WITH UNDERWRITER                           WITH REGISTRANT
----                            ----------------                           ---------------
Elizabeth Reagan                Vice President                             None

Brett S. Reiner                 Vice President                             None

Jack L. Rivkin                  Chairman and Director                      Trustee and President

Benjamin E. Segal               Vice President                             None

Michelle B. Stein               Vice President                             None

Brad Tank                       Vice President                             None

Kenneth J. Turek                Vice President                             None

Peter E. Sundman                President and Director                     Chairman of the Board, Chief
                                                                           Executive Officer, and Trustee

Judith M. Vale                  Vice President                             None

Chamaine Williams               Chief Compliance Officer                   Chief Compliance Officer

      (c) No commissions or other compensation were received directly or indirectly from the Registrant by any principal underwriter who was not an affiliated person of the Registrant.

Item 28.Location of Accounts and Records.
------- --------------------------------

      All accounts, books and other documents required to be maintained by
Section 31(a) of the 1940 Act, as amended, and the rules promulgated thereunder with respect to the Registrant are maintained at the offices of State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110, except for the Registrant's Trust Instrument and By-Laws, minutes of meetings of the Registrant's Trustees and shareholders and the Registrant's policies and contracts, which are maintained at the offices of the Registrant, 605 Third Avenue, New York, New York 10158-0180.

Item 29.Management Services.
------- -------------------

      Other than as set forth in Parts A and B of this Registration Statement, the Registrant is not a party to any management-related service contract.

Item 30.Undertakings.
------- ------------

      None.

                                   SIGNATURES



      Pursuant to the requirements of the Investment Company Act of 1940, as amended, Institutional Liquidity Trust has duly caused this Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and the State of New York, on the 29th day of July 2008.


                                 INSTITUTIONAL LIQUIDITY TRUST


                                 By:  /s/Jack L. Rivkin
                                      --------------------------------
                                 Name:  Jack L. Rivkin*
                                 Title:  President






*Signature affixed by Lori L. Schneider on July 29, 2008 pursuant to power of attorney, filed with Amendment No. 4 to the Registrant's Registration Statement on December 19, 2006.